Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Junck and Carl G. Schmidt and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional Registration Statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of April 2005.

/s/ MARY E. JUNCK	/s/ CARL G. SCHMIDT
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer (Principal Executive Officer) Director	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ NANCY S. DONOVAN	/s/ WILLIAM E. MAYER
Nancy S. Donovan Director	William E. Mayer Director

/s/ HERBERT W. MOLONEY	/s/ ANDREW E. NEWMAN
Herbert W. Moloney III Director	Andrew E. Newman Director

/s/ GORDON D. PRICHETT	/s/ GREGORY P. SCHERMER
Gordon D. Prichett Director	Gregory P. Schermer Director

/s/ MARK VITTERT
Mark Vittert Director